UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2005

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective October 18, 2005, Wako Logistics Group, Inc. ( “Wako” or the “Company”) and its wholly owned subsidiary WLG (Australia) Pty Ltd. (“WLG”) signed an agreement (the “Agreement”) pursuant to which WLG will acquire (the “Acquisition”), subject to the satisfaction of certain closing conditions, all of the issued and outstanding shares of common stock of Asean Cargo Services Pty, Limited (“Asean”) for 3.5 million restricted shares (the “Wako Shares”) of Wako common stock (the “Common Stock”). All of Asean’s common stock is held directly and/or indirectly by employees of Asean through family trusts and closely held corporations (collectively the “Sellers”). Completion of the Acquisition is subject to a number of closing conditions including the execution of a Registrations Rights agreement and the delivery of additional financial information by the Sellers to Wako. The parties expect to close the Acquisition before the end of 2005. Asean, a privately held Australian corporation, has its principal offices in Sydney, Australia and maintains representative offices in all of Australia’s mainland states.

The Agreement provides for the issuance of an additional 1.3 million restricted shares of Common Stock (the “Additional Wako Shares”) to the Sellers if certain financial targets are achieved by Asean and the forfeiture by the Sellers of Additional Wako Shares if other financial targets are not met. Such targets will be determined based upon the financial statements of Asean for the fifteen months ended December 31, 2006 and certain formulas contained in the Agreement. Each Seller is expected to continue its employment with Asean on the same terms that were effective prior to the Agreement. The 3.5 million Wako Shares are unregistered and may not be sold for a period of 18 months. Wako will be obligated to provide working capital and other credit support for the operation of Asean’s business. Failure to meet these funding obligations will trigger the use of a more favorable formula to compute the amount of Additional Wako Shares that may be issuable to the Sellers.

The Wako Shares and the Additional Wako Shares will be issued to the Sellers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Regulation S and Section 4(2) of the Act.

Wako and Sellers determined the amount of the consideration to be paid to the Sellers through lengthy arms-length negotiations. For its part, Wako gave due consideration to, among other items, the benefit and importance to it of acquiring an established freight-forwarding and logistics business based in Australia’s major port city. Asean provides a full range of transportation and logistics services to Australian-based companies, and has specialized in providing such services to its customers who mainly ship products across the Asian-Australian trade lanes. In addition, Wako and Asean have worked together serving a list of diverse customers for approximately 20 years. For these and other reasons, Wako believes that the acquisition of Asean will allow it to add value to its existing customers and will position it to further strengthen its ability to attract and serve a wider range of international customers.

Wako and Asean are parties to an agency agreement pursuant to which Wako and Asean agreed to jointly handle certain shipments of their respective customers at both the port of loading and the port of destination. Under this agency arrangement, both Wako and Asean are obliged to perform these services at their own places of business and, in return, earn their respective service fees from the other party and either the shipper or the consignee. As of the date of the Agreement each company owed to and had receivables from the other which were incurred or earned in the normal course of business for the performance of such services. At September 30, 2005, Wako had trade receivables of nearly $800,000 from Asean and owed Asean approximately $53,000 in the form of trade payables.

Asean is a non-asset based freight forwarding and logistics company and has been in the freight forwarding business for approximately 20 years. Asean provides freight-forwarding and logistic services, as well as customs broking services to its customers, who ship products primarily between Asia and Australia for importation into Australia. In addition to providing a wide range of transportation and customs services, Asean offers a full range of logistics services by way of accessing warehouse facilities for the storage of goods, including the use of its state of the art software for packing, sorting, scanning and repacking of goods for re-distribution throughout Australia and abroad.

Item 3.02 Unregistered Sale of Equity Securities

The disclosure contained in Item 1.01 of this Report is incorporated herein by reference.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On October 18, 2005, Wako issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit Number	Description
99.1	Deed between Vendor and Wako Logistics Group, Inc. For The Purchase And Sale Of Stock ("Deed")*
99.2	Press Release dated October 18, 2005 for Acquisition of Asean Cargo Services Pty., Limited

*	The following Schedules and Annexures to the Deed have been omitted and will be provided to the Securities and Exchange Commission upon request:

Schedule 1	List of Items
Schedule 2	Warranties
Schedule 3 and 3A	Earn Out Payments
Schedule 4	Earn Out Share Reduction
Schedule 5	Representations and Warranties of Purchaser
Schedule 6	Leased Assets
Schedule 7	Employees
Annexure A	Accounts
Annexure B	Paul Pomroy Employment Agreement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: October 21, 2005	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Deed between Vendor and Wako Logistics Group, Inc. For The Purchase And Sale Of Stock ("Deed")*
99.2	Press Release dated October 18, 2005 for Acquisition of Asean Cargo Services Pty., Limited

*	The following Schedules and Annexures to the Deed have been omitted and will be provided to the Securities and Exchange Commission upon request:

Schedule 1	List of Items
Schedule 2	Warranties
Schedule 3 and 3A	Earn Out Payments
Schedule 4	Earn Out Share Reduction
Schedule 5	Representations and Warranties of Purchaser
Schedule 6	Leased Assets
Schedule 7	Employees
Annexure A	Accounts
Annexure B	Paul Pomroy Employment Agreement